Exhibit (10.5)

DEATH BENEFIT AGREEMENT

Laurie M. Marsh

THIS AGREEMENT, effective December 17, 2009 between Nalco Company (hereinafter “Nalco”), a corporation organized and existing under the laws of Delaware, and Laurie M. Marsh (hereinafter “Executive”).

WHEREAS, the Executive is employed by Nalco as a corporate officer; and

WHEREAS, in consideration of Executive’s future services to Nalco, Nalco will agree to pay to the Executive or the Executive's designees certain benefits in accordance with the provisions and conditions hereinafter set forth; and

NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties covenant and agree as follows:

ARTICLE I

DEATH BENEFIT

If the termination of the Executive's employment is on account of the Executive’s death during employment with Nalco while eligible under this Agreement, Nalco will pay a benefit under this Agreement, in an amount equal to Two Hundred .Percent (200%) of the Executive’s base annual salary as of the date of the Executive's last day of work, to such beneficiary or beneficiaries as the Executive may have designated by filing with Nalco a notice in writing in a form attached hereto as Exhibit A.

If the Executive dies at any time after qualifying retirement (meaning he qualifies for retiree health and welfare benefits i.e. - has ten or more years of service with Nalco after age 45) with this Agreement having been in effect at the time of such qualification. Nalco will pay a benefit under this Agreement in an amount equal to one hundred and fifty percent (150%) of the Executive's base annual salary as of the date of the Executive's last day of work, to such beneficiary or beneficiaries as the executive may have designated by filing with Nalco a notice in writing in a form attached hereto as Exhibit A.

This benefit shall not be payable if the Executive was terminated from his Nalco employment for cause or if he has violated any Nalco agreements (as determined by Nalco in its reasonable discretion).

In the absence of any such designation of beneficiaries, such benefit which is payable will be paid to the Executive’s estate. Such benefit which is payable will be paid by Nalco in a lump sum within thirty (30) days following the date of Executive’s death, or within thirty (30) days following the settlement date with the insurance company if a policy is taken out by Nalco, whichever is later. If the termination of the Executive's employment is on account of any occurrence or circumstances other than the Executive's death or retirement after qualifying for retiree health and welfare benefits, no benefit will be payable under this Agreement.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1 Satisfaction of Claim

The Executive agrees that the Executive’s rights and interests under this Agreement, and rights and interests under this Agreement of any persons taking under or through the Executive, will be completely satisfied upon compliance by Nalco with the provisions of this Agreement.

2.2 Amendments/Entire Agreement

This Agreement may be altered, amended or revoked only by a written instrument signed by Nalco end the Executive. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof.

2.3 Governing Law

This Agreement will be governed by the laws of the State of Illinois.

2.4 Non-Assignable Rights

It is agreed that neither the Executive nor the Executive’s spouse, nor other beneficiary, will have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder without having the written consent of Nalco to do so. Such payments and the right thereto are expressly declared to be non-assignable and non-transferable.

2.5 No Contract of Employment Created

This Agreement will not be deemed to constitute a contract of employment between the parties hereto, nor will any provision hereof restrict the right of Nalco to discharge the Executive, or restrict the right of the Executive to terminate the Executive's employment.

2.6 Non-Secured Promise

2.6.1 The rights of the Executive under this Agreement and of any beneficiary of the Executive will be solely those of an unsecured creditor of the Corporation. Any insurance policy or any other asset acquired or held by Nalco in connection with the liabilities assumed by it hereunder, will not be deemed to be held under any trust for the benefit of the Executive or the Executive's beneficiaries or to be security for the performance of the obligations of Nalco, but will be, and remain, a general, unpledged, unrestricted asset of Nalco.

2.6.2 The benefits under this Agreement will be paid by Nalco from its general assets. To cover all or part of its potential liabilities under the plan, Nalco may, but need not, purchase life insurance policies on the life of the Executive, but the Executive will not have any preferred claim against the policies or any beneficial ownership in the policies under this Agreement. Nalco makes no representation that it will use any life insurance policies acquired by it and insuring the life of the Executive only to provide benefits under this Agreement or that any such policies will, in any way, represent security for the payment of the benefits provided for in this Agreement. An Executive’s right to a benefit under this Agreement will not, except as may be provided for in paragraph 2.7, be limited or governed in any way by the amount of insurance proceeds received by Nalco. Executive shall take any action reasonably requested by Nalco in implementing this benefit, including, without limitation, a physical examination or other procedures necessary to secure an insurance policy.

2.7 Limitations on Benefits

2.7.1 If Nalco does deem it appropriate to insure all or any part of its obligation, in accordance with Section 2.6.2 Nalco will so notify the Executive. The Executive agrees to take whatever actions may be necessary to enable Nalco to timely apply for and acquire such insurance and to fulfill the requirements of the insurance company relative to the insurance thereof.

2.7.2 If the Executive is required by this Agreement to submit information to the insurance company and if the Executive has made a material misrepresentation in an application for any insurance that is used to insure its obligations under this Agreement, and if as a result of that material misrepresentation the insurance company is not required to pay all or any part of the benefit provided under that insurance, the Executive's right to a benefit under this Agreement will be reduced by the amount of the benefit that is not paid by the insurance company because of such material misrepresentation.

2.7.3 No benefit will be payable under this Agreement if the Executive dies by suicide within two years after the effective date of this Agreement. No increase in the amount of any benefit provided in this Agreement will be payable under this Agreement if the Executive dies by suicide within two years after the effective date of such increase.

2.8 Administrator

Nalco’s Employee Benefit Plan Administration Committee (EBPAC) will be the Administrator under this Agreement. EBPAC may authorize or designate a person or group of persons to fulfill the responsibilities of EBPAC as Administrator. The Administrator (or designee(s)) may employ others to render advice with regard to its responsibilities under this Agreement.

2.9 Claims Procedure

2.9.1 Filing Claims. Any insured, beneficiary or other individual (hereinafter “Claimant”) entitled to benefits under the Agreement will :file a claim request with the Administrator. The Administrator will, upon written request of a Claimant, make available copies of any claim forms or instructions or advise the Claimant where such forms or instructions may be obtained. The Administrator shall notify Claimant in writing of its decision within thirty (30) days of its receipt of Claimant’s claim request. If the Administrator fails to notify Claimant of its decision with such thirty (30) day period, the claim shall be deemed denied upon the expiration of the thirty (30) day period.

2.9.2 Review Procedure. Within thirty (30) days after receipt of a denial of a claim (or within thirty (30) days after date of deemed denial) a Claimant may file a written request for review with the Administrator. The Administrator will then make available copies of any pertinent forms or instructions or advise Claimant where such forms or instructions may be obtained.

EBPAC (or its designee(s)) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings. EBPAC shall notify Claimant, in writing, of its decision on appeal within thirty (30) days following receipt of Claimant's written request for review of the denied claim.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, Nalco by its duly authorized officer, on the day and year first written above.

Executive

/s/ Laurie M. Marsh

Laurie M. Marsh

Nalco Company

/s/ [Authorized Signor]